UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2025

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2025, The Wendy’s Company (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 10 director nominees; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025; (iii) approved an advisory resolution to approve executive compensation; (iv) did not approve the stockholder proposal regarding an emissions reduction assessment; (v) did not approve the stockholder proposal regarding worker-driven social responsibility; and (vi) did not approve the stockholder proposal regarding single-use plastics. The voting results for each proposal are set forth below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2025.

Proposal 1

The proposal to elect each of the 10 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved. Each nominee received the affirmative vote of a majority of the votes cast with respect to such nominee’s respective election. Voting results for the nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Arthur B. Winkleblack	146,659,348	1,256,164	370,187	22,480,600
Peter W. May	144,479,677	3,429,541	376,480	22,480,600
Matthew H. Peltz	145,869,171	1,978,000	438,527	22,480,600
Wendy C. Arlin	146,759,676	1,115,150	410,872	22,480,600
Michelle Caruso-Cabrera	147,063,361	799,851	422,486	22,480,600
Kristin A. Dolan	137,496,565	10,336,904	452,230	22,480,600
Richard H. Gomez	146,838,228	1,068,213	379,257	22,480,600
Michelle J. Mathews-Spradlin	146,720,641	1,109,916	455,142	22,480,600
Peter H. Rothschild	144,559,930	3,298,593	427,175	22,480,600
Kirk Tanner	147,012,234	930,777	342,687	22,480,600

Proposal 2

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
168,545,287	1,726,382	494,630

Proposal 3

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
144,037,450	3,421,617	826,632	22,480,600

Proposal 4

The stockholder proposal regarding an emissions reduction assessment was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,479,062	139,284,734	1,521,902	22,480,600

Proposal 5

The stockholder proposal regarding worker-driven social responsibility was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,078,878	135,626,281	1,580,540	22,480,600

Proposal 6

The stockholder proposal regarding single-use plastics was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,868,018	133,998,762	1,418,918	22,480,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 22, 2025	By:	/s/ Mark L. Johnson
Mark L. Johnson
Director – Corporate & Securities Counsel, and Assistant Secretary

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